UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 21, 2006

Date of Report (Date of earliest event reported)
ATLANTIS PLASTICS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-09487	06-1088270

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1870 THE EXCHANGE, SUITE 200
ATLANTA, GEORGIA
30339

(Address of Principal Executive Offices) (Zip Code)
(800) 497-7659

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 1.01 Entry into a Material Definitive Agreement
     On February 21, 2006, Atlantis Plastics, Inc. (the “Company”) entered into a new Executive Employment Agreement (the “Employment Agreement”) with Anthony F. Bova, President and Chief Executive Officer of the Company. Pursuant to the Employment Agreement, Mr. Bova will continue to serve as President and Chief Executive Officer until the Employment Agreement expires on December 31, 2008. The initial term of the Employment Agreement may be renewed, however, by the Company and Mr. Bova. The Employment Agreement provides that Mr. Bova will receive an annual base salary of $600,000, which will increase each year to reflect any increases in the Consumer Price Index. Mr. Bova will also be eligible to receive incentive compensation during fiscal year 2006 based on the Company achieving certain financial performance goals, including EBITDA, debt reduction and capital expenditure milestones, and may receive additional incentive compensation in fiscal years 2007 and 2008 based on achieving milestones to be determined by the Board of Directors. In the event the Company terminates Mr. Bova’s employment without “cause” (as defined in the Employment Agreement) or the Company fails to renew the Employment Agreement for at least one additional year, Mr. Bova would be entitled to receive (1) an amount in cash equal to 12 months of his base salary, and, (2) “Welfare Benefits” (as defined in the Employment Agreement) for the two-year period following termination. Following the termination of his employment, Mr. Bova is not permitted to compete against the Company during any period when he is entitled to receive severance payments if the Company terminates his employment without cause or fails to renew the Employment Agreement, or for a period of one year following the termination of his employment for any other reason. In addition, Mr. Bova is not permitted to solicit the Company’s customers or employees for two years following the termination of his employment.
     Concurrent with the execution of the Employment Agreement, the Company entered into a Change in Control Severance Agreement (the “Change in Control Agreement”) with Mr. Bova. The Change in Control Agreement provides that, in the event Mr. Bova’s employment is terminated following a “change in control” (as defined in the Change in Control Agreement) or within 90 days prior to a “change in control” by (1) the Company without “cause” (as defined in the Change in Control Agreement), or (2) by Mr. Bova for “good reason” (as defined in the Change in Control Agreement), Mr. Bova would be entitled to receive (i) an amount in cash equal to three times his annual base salary, (ii) “Welfare Plan Benefits” (as defined in the Change of Control Agreement) for two years, and (iii) reimbursement of all legal fees and expenses incurred by Mr. Bova in connection with the termination of his employment.
Item 1.02 Termination of a Material Definitive Agreement
     On February 21, 2006, the Executive Employment Agreement, dated December 31, 2002, between the Company and Mr. Bova was terminated and replaced with the Employment Agreement discussed in Item 1.01 above, and the Change in Control Severance Agreement, dated December 31, 2002, between the Company and Mr. Bova was terminated and replaced by the Change in Control Agreement discussed in Item 1.01 above.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

Exhibit
Number	Exhibits

10.1	Executive Employment Agreement.

10.2	Change in Control Severance Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIS PLASTICS, INC.

Date: February 27, 2006	By:	/s/ Paul G. Saari
Paul G. Saari
Senior Vice President, Finance and Chief
Financial

EXHIBIT INDEX
10.1	Executive Employment Agreement.

10.2	Change in Control Severance Agreement.